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                                      EXHIBIT B

                                Subscription Agreement

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December 3, 1997
Page 1

     AGREEMENT, by and between Cardiac Science, Inc., a Delaware corporation (the "Company"), and the investor listed on the signature page hereto (the "Investor").

                                W I T N E S S E T H:
                                - - - - - - - - - -

     WHEREAS, the Company is seeking to raise $2,000,000 (the "Financing") through the sale of shares of the Company's common stock. par value $.001 per share ("Common Stock")

     WHEREAS, the Company has retained Serbus Asset Strategies, S.A., a Swiss corporation (the "Advisor"), to assist the Company in finding qualified investors to purchase shares of Common Stock:

     WHEREAS, the Company may contract for the sale of shares of Common Stock with (a) non-U.S. Persons (as defined below) in reliance upon an exemption from registration provided for under Regulation S ("Regulation S") of the Securities Act of 1933, as amended (the "Act"), pursuant to investor agreements identical to this Agreement (collectively, the "Investor Agreements"), and (b) U.S. Persons (as defined in Regulation S) in reliance upon an exemption from registration provided for under Regulation D of the Act, pursuant to subscription agreements similar to this Agreement (but identical as to purchase price per Share)(collectively, the "Subscription Agreement"):

     WHEREAS, as a condition to the consummation of the Financing, the Company, among other things, is to effectuate an 11,42857143 for one reverse stock split ("Reverse Stock Split") of its Common Stock; and

     WHEREAS, the Company desires to issue and sell to the Investor, and the Investor desires to purchase from the Company, the number of post-Reverse Stock Split shares of Common Stock (the "Shares") set forth opposite the name of the Investor on the signature page hereto at a price of $2.00 per Share, on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agrees as follows:

                                     1ARTICLE

                          ISSUANCE AND SALE OF THE SHARES

1.1 Section ISSUANCE AND SALE OF THE SHARES. The Company hereby agrees to sell to the Investor, and the Investor hereby agrees to purchase from the Company, the number of Shares set forth on the signature page hereto, at the aggregate purchase price also set forth on the signature page hereto.
1.2
1.3 Section PAYMENT FOR SHARES. Concurrently with the execution of this Agreement the Investor shall deliver to Jones, Day, Reavis & Pogue, counsel for the Advisor ("JDRP"). A check made payable to "Jones, Day, Reavis & Pogue for Cardiac Science, Inc." in an amount

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December 3, 1997
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equal to the aggregate purchase price set forth on the signature page hereto, or shall transfer such sum to JDRP by wire transfer.
1.4
1.5  Section  CLOSING; CONDITIONS TO CLOSING.
1.6
(a) Subject to Section 1.3(b) hereof, within seven business days after the receipt by the Company of Investor Agreements and/or Subscription Agreements aggregating at least $2,000,000, the receipt of JDRP of at least $2,000,000 in cleared funds for the account of the Company, and the satisfaction of waiver of the conditions set forth in Section 1.3(a) hereof (or on such date as the Company and the Advisor shall mutually agree), a closing (the "Closing") shall be held. At the Closing, the proceeds from the sale of the Shares shall be disbursed in accordance with joint instructions from the Company and the Advisor. Within a reasonable period of time after the date of the Closing (the "Closing Date"), certificates representing the Shares sold to U.S. Persons (if any) pursuant to Regulation D, containing appropriate legends, shall be delivered to the purchasers thereof, and within seven (7) business days after the forty-first (41st) day after the Closing Date, certificates representing the Shares sold to Non-U.S. Persons (if any) pursuant to Regulation S (the "Reg S Shares") shall be delivered to the purchasers thereof. The Investor and all other purchasers of the Shares pursuant to Investor Agreement and/or Subscription Agreements collectively shall be referred to herein as the "Investors". If the Company receives the Opinion (as defined below) on or after the forty-first (41st) day after the Closing Date, then the Reg S Shares shall bear no restrictive legend and shall be freely tradeable. Prior to delivery of the Reg S shares, the Advisor shall deliver or cause to be delivered to Beslow & Walker LLP, counsel to the Company ("B&W"), an opinion of counsel (the "Opinion") from David Kagel, Esq. (or such other attorney as is acceptable to counsel for the Company) that the Reg S Shares may be publicly sold inside the United States without restriction under the Act and which sets forth the exemption from registration upon which such opinion relies. The form of the Opinion shall be agreed upon by the Company and the Advisor as a condition to the Closing.
(b)
(c) Notwithstanding the foregoing, if on or before May 30, 1997 (or such later date (which shall not be beyond June 15, 1997) as shall be agreed upon in writing by the Company and the Advisor, the "Termination Date"), (i) the Company has not received Subscription Agreements and/or Investor Agreement aggregating at least $2,000,000, (ii) JDRP has not received at least $2,000,000 in cleared funds for the account of the Company, (iii) the conditions set forth in Section 1.3(c) hereof have not been satisfied or waived by the Advisor, (iv) there shall have been a material breach of any of the representations, warranties or covenants contained in this Agreement on the part of the Company or the Investor (which breach is not waived by the party not in breach), or (v) JDRP shall have received a certificate signed by the Company and the Advisor stating that the Financing is being terminated, then the Agreement shall be null and void and monies remitted by the Investor hereunder shall be returned to the Investor by JDRP, without interest thereon or deduction therefrom.
(d)
(e) The consummation of the transactions contemplated hereby shall be subject to the satisfaction, or the waiver by the Advisor, or the following conditions:
(f)

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(i)            The Company shall have obtained the approval of its Board of
Directors and stockholders to amend the Company's Certificate of Incorporation (1) to effectuate the Reverse Stock Split, and (2) to reduce the number of authorized shares of Common Stock to 20,000,000 shares (the
"Stock Reduction").
(ii)
(iii) The Company shall have obtained (1) from each of J. Donald Hill, Paul Quadros, B&W, Fran Daniels. Financial Sciences of America, Inc. ("FSA"), Prabody Mathur, Howard Cooper, Medstone, Inc. and Technology Funding, Inc., an agreement to lock-up their shares of Common Stock an shares of Common Stock issuable upon the exercise of their options and/or warrants for a period of one year from the Closing Date. (2) from such of the investors that participated in the private placement (the "Private Placement") of Common Stock through A.R. Baron & Co., Inc. ("Baron") in September, 1994 (the "A.R. Baron Private Investors") as the Advisor determines, an agreement either to lock-up their shares of Common Stock for a period of one year from the Closing Date or to sell their shares of Common Stock to the Advisor or its designee, and (3) from the holders of the warrants that originally were issued to Baron in connection with the Private Placement (the "A.R. Baron Warrantholders"), an agreement to lock-up the shares of Common Stock issuable upon exercise of their warrants for a period of two years from the Closing Date, or to sell the warrants and/or shares of Common Stock to the Advisor or its designee.
(vi)
(v) The Company shall have entered into an agreement with B&W, effective as of the Closing Date, to defer collection of $128,692.50 in fees due and owing to B&W (consisting of $86,000 previously deferred in connection with a prior offering of securities by the Company and $42,692.50 owed in connection with an aborted bridge financing), until the earlier of 12 months from the Closing or the completion of the next financing for the Company; provided, however, there shall be paid immediately upon B&W ceasing to act as general counsel to the Company (other than an account of its voluntary resignation as such counsel), the deferred fees referred to above.
(vi)
(vii) The Company shall have entered into an agreement with FSA, effective as of the Closing Date, to defer collection of (I) $10,000 of fees currently due and owing to FSA, which fees were previously deferred in connection with a prior offering of securities by the Company, and (2) $100,000 of fees which would otherwise be payable upon consummation of the Financing, until the earlier of 12 months from the Closing or the completion of the next financing by the Company; provided, however, there shall be paid immediately upon the Company failing to honor the Investor Relations Services Agreement, dated the St. day of October 1994, between the Company and FSA (except to the extent that payments to FSA are deferred as provided above), the deferred fees as provided above.
(viii)
(ix) The offer and sale of the Shares shall have been qualified in such states and/or foreign jurisdictions as shall be required to effectively offer and sell the Shares to the Investors.
(x)
(g) If, prior to the Termination Date, subscriptions are received aggregating more than $2,000,000 then, upon written instructions from the Advisor and the Company, JDRP shall remit to those subscribers whose subscriptions are not being accepted, in whole or in part, an


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December 3, 1997
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amount of money equal to the price of that number of Shares for which each such subscription is not being accepted.
(h)
1.7 Section ADVISOR. The Investor hereby acknowledges that the Company has retained the Advisor in connection with the sale and purchase of the Shares, and that for its services in connection with locating Investors, the Advisor will receive, at the Closing, a transaction fee (the "Transaction Fee") consisting of
(a) a cash payment (the "Cash Payment") of $100,000, (b) additional newly-issued shares of Common Stock (the "Transaction Fee Shares") in an amount equal to five percent (5%) of the aggregate number of Shares issued and sold by the Company to the Investors, and (c) one or more warrants (the "Warrants") to purchase that number of additional shares of Common Stock ("Warrant Shares") which, in the aggregate, shall be equal to ten percent (10%) of the number of Shares sold to the Investors, at a post-Reverse Split exercise price equal to $2.25 per Warrant Share, and on such other mutually acceptable terms and conditions as are set forth in the Warrant. The Transaction Fee shall be paid by delivery to the Advisor (aa) of the Cash Payment on the Closing Date. (bb) within seven (7) business days after the forty-first (41st) day after the Closing Date, of one or more duly executed share certificates representing the Transaction Fee Shares, which Transaction Fee Shares shall be in the name of the Advisor and/or one or more persons designated by the Advisor by notice to the Company (the "Designees"), and (cc) within seven (7) business days after the Closing Date, of one or more duly executed warrant certificates representing the Warrants, which Warrants shall be in the name of the Advisor and/or such Designees designated by the Advisor by notice to the Company. Provided that the Company receives the Additional Opinion (as defined below) on or after the 41st day after the Closing Date, the Transaction Fee Shares and the Warrant Shares shall bear no restrictive legend and shall be freely tradable. Prior to delivery of the Transaction Fee Shares and the Warrant Shares, the Advisor shall deliver or cause to be delivered to B&W an opinion of counsel (the "Additional Opinion") from David Kagel, Esq. (or such other attorney as is acceptable to counsel for the Company that the Transaction Fee Shares and Warrant Shares may be publicly sold, freely and without restrictions, inside the United States without registration under the Act, and which sets forth the exemption from registration upon which such opinion relies. The form of the Additional Opinion shall be agreed upon by the Company and the Advisor as a condition to the Closing.
1.8

                                    2ARTICLE

                   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Investor as follows:

1.1 Section BUSINESS OF THE COMPANY. The Company is a development stage company engaged in the development of a line of non-invasive, automatic, external cardioverter defibrillator devices (the "Products") to treat persons suffering from, or at high risk of, life-threatening arrhythmias that lead to cardiac arrest. The Company has delivered to the Investor an Offering Memorandum ("Offering Memorandum"), including the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Form 10-K"), which documents contain a complete description of


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the business of the Company, the management of the Company, including compensation and the principal stockholders of the Company.
1.2
1.3    Section  ORGANIZATION, QUALIFICATIONS AND CORPORATE POWER.  The
Company is duly incorporated, validly existing, and in good standing under the laws of Delaware, and has all requisite corporate power and authority to own, operate, and lease its properties and to carry on its business as the same is now being conducted.  The Company is duly qualified to do business as a foreign corporation an is in good standing in each jurisdiction in which the character of its properties or the nature of its activities make such qualification necessary, except where the failure to be so qualified and in good standing would not have a material adverse effect on its business, operations, or financial condition. The Company has the requisite corporate power and authority to execute, deliver and perform this Agreement and to sell, issue, and deliver the Shares.
1.4
1.5    Section  AUTHORIZATION OF AGREEMENT, ETC.
1.6
(a) The execution and delivery by the Company of this Agreement, the performance of its obligations hereunder, and the sale, issuance, and delivery of the Shares have been duly authorized or ratified by all requisite corporate action of the Company and will not violate any provision of United States law, any order of any court or other agency of government, the Company's Certificate of Incorporation or By-laws, or any provision of any indenture, agreement, or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement, or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim, or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.
(b)
(c) The Shares have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and non-assessable shares of Common Stock free and clear of all liens, charges, restrictions, claims, and encumbrances imposed by or through the Company, and are not subject to any preemptive right of stockholders of the Company or to any right in favor of any person.
(d)
1.7 Section VALIDITY. This Agreement has been executed and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and subject to general principles of equity. No approval, consent, authorization, order of, or filing with any court or governmental authority is required in connection with the sale of the Shares to the Investors, except as may be required under the Act and the jurisdictions in which the Shares are offered and sold.
1.8
1.9 Section CAPITALIZATION. Giving effect to the Reverse Stock Split and the Stock Reduction, the authorized capital stock of the Company consists of
(a) 20,000,000 shares of Common Stock, par value $.01 per share, of which (i) 3,778,728 shares of Common Stock are issued and outstanding (including
500,000 shares of Common Stock into which the Series A

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Preferred Stock, as defined below, was converted upon the effectiveness of the Reverse Stock Split), and (ii) there are subscriptions outstanding for 145,833 shares of Common Stock, and (b) 1,000,000 shares of Preferred Stock, par value $.001 per share, of which 5,714,285 shares of Series A Convertible Preferred Stock ("Series A Preferred Stock") were issued and outstanding prior to the Reverse Stock Split and were automatically converted into
500,000 shares of Common Stock on the effectiveness of the Reverse Stock
Split.  In addition, giving effect to the Reverse Stock Split, the Company has outstanding (aa) warrants to purchase 1,175,642 shares of Common Stock, 1,050,000 of which are exercisable at a price of $.01 per share, and (bb) options to purchase 36,750 shares of Common Stock pursuant to the Company's stock option plans. Except for the Transaction Fee Shares, Warrants and
Warrant Shares payable to the Advisor as set forth in Section 1.4 hereof, there are no other subscriptions, warrants, options, convertible debt or other securities or any commitments, agreement or rights of any kind with respect to securities of the Company outstanding, nor will any be outstanding at the time of Closing.  The Company has no obligation (contingent or other)
to purchase, redeem, or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof, except that if the Series A Preferred Stock has not been converted into Common Stock (i.e. the Reverse Stock Split is not effectuated)
by April 9, 1999, then the holders of the Series A Preferred Stock shall have the right to demand redemption thereof by the Company at a price of $175.00 per share of Preferred Stock (or an aggregate of $1,000,000).
1.10
1.11 Section FINANCIAL STATEMENTS. The Company's Form 10-K contains the Company's audited financial statements for the years ended December 31, 1996 and 1995. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the financial position of the Company on such dates and the results of operations for the years then ended.
1.12
1.13 Section LITIGATION. There are no actions, suits, proceedings, claims, hearings, or any investigations before or by any court, governmental authority, or instrumentality (or any state of facts which would give rise thereto), pending, threatened against, or involving the properties of the Company, which might be materially adverse to the business, properties, financial position, or results of operations of the Company or which might adversely affect the transactions or other acts contemplated by this Agreement or the validity or enforceability of this Agreement.
1.14
1.15 Section FINDERS. Except for the Advisor (which has been retained by and whose fees will be paid by the Company), there are no finders in connection with the sale of the Shares.
1.16
1.17   Section  TITLE TO PROPERTIES.  The Company has good and marketable title to (or a valid leasehold interest in) its properties and assets, free and clear of mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances, except for minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company.
1.18
1.19 Section OTHER AGREEMENTS. The Company is not a party to or otherwise bound by any contracts, commitments, obligations or undertakings, written or oral, which, to the best

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knowledge of the Company, would have a material adverse effect on the Company or would prevent it from fulfilling its obligations hereunder.
1.20
1.21 Section PROPRIETARY TECHNOLOGY AND BUSINESS KNOW-HOW. Except as set forth in Schedule 2.11 hereto, the Company owns or has the right to use all of its proprietary technology and business know-how, without restrictions or limitations, free and clear of all mortgages, covenants, leases, agreements, royalty or other payment obligations, restrictions, security interests, liens, encumbrances, attachments and claims of every kind whatsoever; the Company has not received any notice of conflict with the asserted rights of others with respect to any proprietary technology and business know-how, nor does the Company have knowledge of any basis for any such claim (whether or not pending or threatened); the Company has not granted or assigned to any other person or entity any right to its proprietary technology and business know-how, nor has it permitted any other person or entity to use its proprietary technology and business know-how. To the best of the knowledge of the Company, all proprietary technical information belonging to the
Company has either been kept confidential or is the subject of a patent application.
1.22
                                   2ARTICLE

                   REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

     The Investor represents and warrants to the Company that:

1.1    Section  RISK FACTORS.  The Shares offered hereby are highly speculative and involve a high degree of risk.  The Investor acknowledges that it has carefully reviewed and considered, along with other matters referred to herein, the risk factors set forth in the Offering Memorandum.
1.2
1.3    Section  OFFSHORE TRANSACTION.  The Investor represents and warrants to the Company that (a) the Investor is not a U.S. Person as that term is defined in Rule 902(o) of Regulation S; (b) the Shares were not offered to the Investor in the United States; (c) at the time of execution of this Agreement and the time of any offer to the Investor to purchase the Shares hereunder, the Investor was physically outside the United States; (d) the Investor is purchasing the Shares for its own account and not on behalf of or for the benefit of any U.S. Person and the sale and resale of the Shares have not been prearranged with any U.S. Person or buyer in the United States; an
(e) the Investor is not an underwriter, dealer, distributor or other person who is participating, pursuant to a contractual arrangement, in the distribution of the Shares offered or sold in reliance on Regulation S.
1.4
1.5 Section INDEPENDENT INVESTIGATION. The Investor, in subscribing for the Shares hereunder, has relied solely upon an independent investigation made by the Investor and its representatives, if any, and has, prior to the date hereof, been given access to and the opportunity to examine all books and records of the Company, and all material contracts and documents of the Company which have been filed as exhibits to the Company's filings made under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In making its investment decision to purchase the Shares, the Investor is not relying on any oral or written

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representations or assurances from the Company or any other person other than as set forth in this Agreement.
1.6
1.7    Section  ECONOMIC RISK.  The Investor understands and acknowledges that an investment in the Shares involves a high degree of risk, including, without limitation, limitations on the liquidity of the Shares, and the
Investor is willing to accept such investment risks. Ten Investor represents that the Investor is able to bear the economic risk of an investment in the Shares, including a possible total loss of investment. In making this statement, the Investor hereby represents and warrants to the Company that the Investor has adequate means of providing for the Investor's current needs and contingencies, can afford to hold the Shares for an indefinite period, and as of the date of signing this Agreement, has no present need for liquidity of the Shares.
1.8
1.9 Section NO GOVERNMENT RECOMMENDATION OR APPROVAL. The Investor understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the subscription for the Shares. 1.10
1.11   Section  NO DIRECTED SELLING EFFORTS IN REGARD TO THIS TRANSACTION.
To the knowledge of the Investor, without any independent investigation, neither the Company, nor any person acting for the Company, has conducted any "directed selling efforts" in the United States as such term is defined in
Rule 902(b) of Regulation S, which in general, means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of conditioning the market in the United States for any of the Shares being offered in reliance on Regulation S. Such activity includes, without limitation, the mailing of printed material to investors residing in the
United States, the holding of promotional seminars in the United States and the placement of advertisements with radio or television stations broadcasting in the United States or in publications with a general circulation in the United States, that refers to the offering of the Shares in reliance on Regulation S.
1.12
1.13 Section COMPANY'S RELIANCE ON REPRESENTATIONS OF THE INVESTORS. The Investor understands that the Shares being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments, and understandings of the Investor set forth herein in order to determine the applicability of such exemptions and the suitability of the Investor to acquire the Shares.
1.14
1.15 Section SHARES NOT REGISTERED UNDER THE ACT OR ANY STATE ACT. The Investor understands that (a) the Shares have not been registered under the Act or any state securities laws ("State Acts") and are being offered and sold pursuant to Regulation S based in part upon the representations of the Investor contained herein, and (b) the Shares may not be offered or sold in the United States unless such disposition is registered under the Act and any applicable State Acts or such offer or sale is made pursuant to exemption from those registration requirements.
1.16
1.17 Section NO PUBLIC SOLICITATION. The Investor knows of no public solicitation or advertisement of an offer in connection with the proposed issuance and sale of the Shares.

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1.18
1.19 Section INVESTMENT INTENT. The Investor is acquiring the Shares for his, her, or its own account (or a trust account if such the Investor is a trustee) for investment and not as a nominee or with a view to the resale or distribution thereof. The Investor understands that the Investor must bear the economic risk of this investment indefinitely unless such Shares are registered pursuant to the Act and any applicable State Acts, or an exemption from such registration is available, and that the Company has no present intention of registering any such sale of the Shares. The Investor represents and warrants to the Company, as of the date of this Agreement, that the Investor has no present plan or intention to sell the Shares in the United States at any predetermined time, and has made no predetermined arrangements to sell the Shares.
1.20
1.21 Section INVESTOR NOT TO SELL OR TRANSFER SHARES IN VIOLATION OF THE SECURITIES LAWS. The Investor covenants that he, she, or it will not knowingly make any sale, transfer, or other disposition of the Shares in violation of the Act (including Regulation S), the Exchange Act, any applicable State Acts, or the rules and regulations of the Commission or of any state securities commissions or similar state authorities promulgated under any of the foregoing. 1.22
1.23   Section  INVESTOR'S POWER AND AUTHORITY.  The Investor has the full power and authority to execute, deliver, and perform this Agreement. This Agreement, when executed and delivered by the Investor, will constitute a valid and legally binding obligation of the Investor enforceable in accordance with its terms.
1.24
1.25   Section  NO TAX ADVICE FROM COMPANY OR ITS AGENTS.  The Investor has
had an opportunity to review the foreign. U.S. federal, state, and local tax consequences of this investment (and the transactions contemplated by this Agreement) with his, her, or its own tax advisor. The Investor is relying solely on such advisors and not on any statements or representations of the Company or any of its agents, and understands that the Investor (and not the Company) shall be responsible for the Investor's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.
1.26
1.27 Section NO LEGAL ADVICE FROM COMPANY OR ITS AGENTS. The Investor acknowledges that he, she, or it has had the opportunity to review this Agreement (and the transactions contemplated by this Agreement) with his, her or its own legal counsel. The Investor is relying solely on such counsel and not on any statements or representations of the Company or any of its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement, except for the representations, warranties, and covenants set forth herein.
1.28
1.29 Section NO SCHEME TO EVADE REGISTRATION. The Investor's acquisition of the Shares is not a transaction (or any element of a series of transactions) that is part of a plan or scheme to evade the registration provisions of the Act.
1.30
1.31 Section NO SHORT SALES. During the Restricted Period (as defined in Regulation S, neither the Investor nor any of its affiliates will, directly or indirectly, maintain any short position in the securities of the Company.
1.32

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                                    2ARTICLE

                             COVENANTS OF THE INVESTOR

     During the Restricted Period (as defined in Regulation S), the Investor covenants not to offer or sell the Shares in the United States unless such disposition is registered under the Act and any applicable State Acts or such offer or sale is made pursuant to exemption from such registration requirements. The Investor shall cause any transferee of the Shares during the Restricted Period to execute an agreement substantially similar to this Agreement.

                                   1ARTICLE

                       POST-CLOSING COVENANTS OF THE COMPANY

     The Company covenants and agrees with the Investor that:

(a) Within three (3) business days after the Closing Date, it will file an amendment to the Company's Certificate of Incorporation to effectuate the Reverse Stock Split and Stock's Reduction.
(b)
(c) The proceeds of the sale of the Shares (estimated to be $1.850.000 after deduction of the Cash Payment and legal fees in connection with the Financing) shall be used as follows: approximately 45% will be used for research and development expenses, including expenses associated with FDA submissions, and various other expenses associated with advancing Phase II clinical trials of the Company's Powerheart bedside model; approximately 20% will be used for sales and marketing expenses, including literature and materials, advertising, and trade shows; and approximately 35% will be used for general corporate and working capital purpose, including, among other things, salaries of executive and administrative expenses, legal and accounting costs, and recruiting expenses; provided, however, the Company may make a bona fide good faith change in the use of proceeds if, on the basis of changed circumstances, the Company deems such change to be advisable.
(d)

                                   1ARTICLE

                                INDEMNIFICATION

1.1 Section INDEMNITY OF THE COMPANY. The Company agrees to indemnify and hold harmless the Investor and, if applicable, its officers and directors, from and against, for and in respect of, and shall promptly reimburse them for, any and all claims, losses, costs and expenses (including the cost of any investigation and reasonable attorneys' fees), damages, lawsuits, obligations, deficiencies, and liabilities (collectively "Losses") which arise as a result of (a) the inaccuracy or breach in any material respect of any representation or warranty made by the Company herein, or (b) any breach or failure of the Company to perform any of the covenants or agreements set forth herein.

1.1 Section INDEMNITY OF INVESTOR. The Investor agrees to indemnify and hold harmless the Company and its officers and directors from any and all Losses which arise as a result of (a) the

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inaccuracy or breach of any representation or warranty made herein by such
Investor, or (b) any breach or failure of the Investor to perform any of the covenants or agreements set forth herein.
1.2
1.3 Section INDEMNIFICATION PROCEDURE. An indemnifying party shall not be liable under this indemnity agreement with respect to any claim made against an indemnified party unless such indemnifying party shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure so to notify such indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party shall be entitled to participate at its own expense in the defense of such claim or, if it so elects within a reasonable time after receipt of such notice, to assume the defense of such claim, which defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party defendant or defendants in any suit so brought, provided however, the indemnifying party shall not be entitled to assume the defense of such claim if such indemnified party reasonably objects to such assumption on the ground that there may be legal defenses available to such indemnified party different from or in addition to those available to such indemnifying party. In the event that the indemnifying party elects to assume the defense of any such suit and retains such counsel, the indemnified party defendant as defendants in the suit shall bear the fees and expenses of any additional counsel thereafter retained by such indemnified party. However, in the event that the parties to any such action (including impleaded parties) include the Company or controlling persons thereof and the Investor, and representation of all parties would be inappropriate due to actual or potential differing interests among them, then the Investor shall have the right to retain separate counsel and the Company shall reimburse the Investor for the reasonable fees and expenses of such counsel.
1.4

                                     1ARTICLE

                                   MISCELLANEOUS

1.1 Section SURVIVAL OF AGREEMENTS. All covenants, agreements, representations, and warranties made herein shall survive the execution and delivery hereof.

1.1 Section PARTIES IN INTEREST. All representations, covenants, and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective heirs, executors, administrators, successors, and assigns of the parties hereto. Except as otherwise expressly provided herein, nothing in this Agreement is intended to confer upon any other person any rights or remedies hereunder.
1.2
1.3 Section NOTICES. All notices, requests, consents, and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or telexed or faxed.
1.4
1.5 Section GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.
1.6

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December 3, 1997
Page 12

1.7 Section ENTIRE AGREEMENT. This Agreement, including the Exhibits and Schedules hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Exhibits and Schedules hereto are hereby incorporated herein by reference.
1.8
1.9 Section COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but taken together shall constitute one and the same instrument.
1.10
1.11 Section AMENDMENTS. This Agreement may be amended or modified, or any provision hereof may be waived, only pursuant to a written instrument executed by the parties hereto.
1.12
1.13 Section SEVERABILITY. If any provision of this Agreement shall be declared void or unenforceable by a judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.
1.14
1.15




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Page 13

1.16   IN WITNESS WHEREOF, the parties have executed this Agreement
this        day of       , 199  .
1.17
1.18Investor:  (if an individual)      Investor: (other than an individual
1.19                                   for his own account)
1.20
1.21(signature)
1.22                                   (printed name of Investor)
1.23                                      For and on behalf of
1.24(printed name)                        LAVA INVESTMENTS LIMITED
1.25                                      By Tengis International Limited, as
1.26                                      authorized signatory
1.27(signature of joint holder,
1.28 if applicable)                    By:
1.29                                        (signature of authorized officer or
Investor's Permanent Address:                other representative)

                                       W.K. Timso and H.K. Yip,


                                       (printed name and title of signatory)



Investor's country or jurisdiction of
citizenship:
                                       CARDIAC SCIENCE, INC.

                                       By:
                                            Raymond W. Cohen, President

If this agreement is being executed other than in the jurisdiction set forth above, indicate such location:




Number of Purchased Shares:




Total Purchase Price:



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